                                                                   EXHIBIT 10.24

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This First Amendment to Employment Agreement, dated as of November 29, 2004 (this "AMENDMENT"), amends the Employment Agreement (the "Agreement"), dated as of November 4, 1996, between Robert W. Boykin ("RWB") and Boykin Lodging Company ("BLC").

         WHEREAS, Section 4(a) of the Agreement provides that BLC will arrange for certain split dollar life insurance on behalf of RWB;

         WHEREAS, BLC has procured two split dollar life insurance policies in the name of RWB;

         WHEREAS, the Sarbanes-Oxley Act, enacted in July of 2002, prohibited the company from making loans to its executive officers;

         WHEREAS, a split dollar life insurance policy procured for an executive by his employer may be considered to be a loan;

         WHEREAS, RWB and BLC have agreed to amend the Agreement to provide RWB with compensation and benefits in lieu of the original split dollar insurance features of the Agreement;

         NOW THEREFORE, RWB and BLC agree as follows:

         1. Amendment to Section 4(a) of the Agreement. BLC shall no longer be obligated, pursuant to Section 4(a) of the Agreement, to arrange for the life insurance benefits described therein and on Exhibit B to the Agreement. RWB will cause the holder of the Metropolitan Life Insurance Co. Policy (the "ML Policy") to surrender the policy and BLC shall be entitled to the cash surrender value with respect thereto. RWB will cause the Guardian Insurance Company Policy (the "Guardian Policy") to be transferred to BLC or its designee and BLC shall maintain and pay the premiums for such cash value policy(s) or like policy(s) for RWB with a minimum death benefit in the amount of $4,000,000 (the "Replacement Policy(s)"). Following transfer to BLC, BLC will repay the outstanding loans against the Guardian Policy. RWB shall have the right to require BLC to surrender or cancel the Replacement Policy(s) at any time. BLC shall have the right to surrender or cancel the Replacement Policy(s) at any time following RWB's cessation of his employment with the Company. In the event the Replacement Policy(s) is surrendered or canceled, RWB will be entitled to receive the excess of the surrender value of the Replacement Policy(s) less premiums paid by BLC with respect to the Replacement Policy(s) and BLC shall have no future obligation to fund premiums for any insurance policy.

         2. BLC Agreements. In consideration of RWB's agreement to cause the transfer of the cash surrender value of the ML Policy to BLC, to modify the terms relating to the Guardian Policy and the other agreements made hereunder, BLC agrees to (i) make a one-time payment to RWB in the amount of $416,000 and
(ii) increase RWB's annual base salary, effective as of January 1, 2005, by $40,000.

         3. Entire Agreement. This Amendment shall be valid upon signature by both of the parties hereto and, when combined with the Agreement, including Exhibits thereto, shall constitute the entire Agreement, and fully supersedes all prior agreements and understandings between the parties pertaining to such subject matter.

         4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

         5. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto are upon the same instrument, and shall be effective as of the date first above written.

                  IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

Robert W. Boykin                          Boykin Lodging Company

                                          By:      Richard C. Conti
                                          Its:     President


/s/ Robert W. Boykin                      /s/ Richard C. Conti
---------------------------------         ----------------------------------